Date Filed: February 8, 1999                                     SEC File No.

                       SECURITIES AND EXCHANGE COMMISSION
                                      Washington, D.C., 20549
                                              FORM SB-2
                      Registration Statement Under the Securities Act of 1933

                               AMERICAN COMMUNICATIONS ENTERPRISES,
                       (Exact Name of Issuer as Specified in Its Charter)


      NEVADA
---------------------- ------------------------------- ------------------------
State of Incorporation   Primary Standard Industrial    I.R.S. Employer
                         Classification Code Number     Identification Number
---------------------- ------------------------------- ------------------------


             7103 Pine Bluffs Trail, Austin, TX 78729 (512) 249-2344
                   (Address and Telephone Number of Issuer's
                    Principal Offices and Place of Business)

                                           Corporate Service Center, Inc.
                                                  1475 Terminal Way
                                                       Suite E
                                                 Reno, Nevada 89502
                                (            )            -
                     (Name, Address and Telephone Number of Agent for Service)

Approximate date of proposed sale to the public: As soon as this Registration Statement becomes effective.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the Prospectus is expected to be made pursuant to Rule 434,
please check the box.                |_|

CALCULATION OF REGISTRATION FEE

Title of class of      Amount to be         Proposed Maximum      Proposed maximum        Amount of Registration
securities to be       registered           offering price per    aggregate offering      Fee
registered                                  unit                  price
---------------------- -------------------- --------------------- ----------------------- --------------------------
Common Stock           10,000,000           $0.50                        $500,000         $139
---------------------- -------------------- --------------------- ----------------------- --------------------------

The registrant hereby amends this registration statement on such date oar dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) , may determine.

                                                     PROSPECTUS

                                      AMERICAN COMMUNICATIONS ENTERPRISES, INC

                                    Maximum of 10,000,000 shares of common stock
                                               Price per share: $0.05.
                                      Total proceeds if maximum sold: $500,000.

This is the Company's initial public offering so there is no public market for the Company's shares. However, we hope to have prices for our shares quoted on the bulletin board maintained by the National Association of Securities Dealers after we complete our offering.

An investment in our Company is risky, especially given the young age of our Company. Only people who can afford to lose the money they invest in our Company should invest in our shares. A full discussion of the risks of owning our shares begins at page of this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of our shares or determined if this prospectus is truthful of complete. Any representation to the contrary is a criminal offense.


                             Price to Public          Underwriting Discount          Proceeds to Issuer
                                                         and Commissions              or other Persons
----------------------- ------------------------- ------------------------------ ----------------------------

Per Share                         $0.05                       None                          $0.05
----------------------- ------------------------- ------------------------------ ----------------------------
Total Maximum                   $500,000                      None                        $500,000
----------------------- ------------------------- ------------------------------ ----------------------------

We will probably sell the shares ourselves and do not plan to use underwriters or pay any commissions. We will be selling our shares using our best efforts and no one has agreed to buy any of our shares. There is no minimum amount of shares we must sale so no money raised from the sale of our stock will go into escrow, trust or another similar arrangement. We expect to end our offering no later than June 30, 2000.

The information in this Prospectus is not complete and may be changed. We may not sell our shares until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell our shares and it is not soliciting an offer to buy our shares in any state where the offer or sale is not permitted.


                                                                 , 1999.


SUMMARY OF THE OFFERING...........................................................................................1

RISK FACTORS......................................................................................................4

USE OF PROCEEDS..................................................................................................11

DETERMINATION OF OFFERING PRICE..................................................................................14

DILUTION 15

PLAN OF DISTRIBUTION.............................................................................................15

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.....................................................17

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.................................................19

DESCRIPTION OF SECURITIES........................................................................................19

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES..............................20

DESCRIPTION OF BUSINESS..........................................................................................21

MANAGEMENTS DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.........................................................28

DESCRIPTION OF PROPERTY..........................................................................................43

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...................................................................43

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS.........................................................43

EXECUTIVE COMPENSATION...........................................................................................45

FINANCIAL STATEMENTS.............................................................................................45

                                              SUMMARY OF THE OFFERING

THE COMPANY:                        The Company is a recently incorporated Nevada corporation.  The Company expects to develop music programming products for use on both radio stations and the Internet and to  locate radio stations for possible acquisition.  The Company's goal is to acquire, consolidate and operate small-to-medium sized market radio stations, initially in Texas, and then in other geographic regions of the United States.  With the proceeds of this Offering, the Company plans to build the studios necessary to create this music programming and to sign  letters of intent on as many as four (4) radio stations in Texas.  The Company maintains its executive offices at 7103 Pine Bluffs Trail, Austin,
                                            Texas 78729, telephone number (512) 249-2344.i

SECURITIES OFFERED:                         Up to a maximum of 10,000,000 shares of common stock, no par value per share.
                                            The shares are offered at $0.05 per Share for total gross offering proceeds of $500,000.

SHARES OF COMMON           10,500,000 Shares
STOCK OUTSTANDING
BEFORE OFFERING:

SHARES OF COMMON           20,500,000 Shares
STOCK OUTSTANDING
AFTER OFFERING,
ASSUMING MAXIMUM
AMOUNT SOLD:

TERMS                                       OF THE OFFERING: There is no minimum
                                            Offering. Accordingly, as shares are
                                            sold, the Company will use the money
                                            raised  for  its   activities.   The
                                            Offering will remain open until June
                                            30, 2000,  or an  additional 60 days
                                            in   the    sole    discretion    of
                                            management,   unless   the   Maximum
                                            Proceeds are earlier received or the
                                            Company  determines,   in  its  sole
                                            discretion to cease selling efforts.

USEOF PROCEEDS:                             The Company intends to
                                            use   the  net   proceeds   of  this
                                            Offering  primarily  for creation of
                                            music programming services,  station
                                            acquisitions and for working capital
                                            and general corporate purposes.


RISK FACTORS:
The purchase of Shares in this Offering is highly speculative and involves a high degree of risk for investors. Risk factors associated with this Offering include, but are not limited to

o the Company is a development stage business with no operating history, no revenues, and losses since inception.

o the dependence for success of the Company upon the receipt of all or substantially all of the maximum proceeds of the Offering

o the need for substantial additional capital beyond the proceeds sought in this Offering.

o                          no formal agreements or understandings to acquire any
                           radio   stations   and   therefore  no  assurance  of
                           effecting any radio station acquisitions.

o the fact that there can be no assurance that the programming developed by the radio stations proposed to be acquired will be popular with the public in general

o best efforts Offering with no required minimum proceeds amount and no escrow provision

o the dependents of the Company's success on successful marketing in promotion

o         reliance on management

o        competition in the industry and general economic conditions

o potential conflicts of interest between management and the Company and the fact that the Company, at present, has no independent directors

o        the fact that existing management has effective control of the Company.

o the issuance of additional shares, thereby diluting the ownership interests of potential shareholders.

o the resale under Rule 144 of restricted stock issued to the Company's management.

o        the arbitrary determination of the Offering price.

o        the lack of dividends paid with respect to the Company's stock.

o        the lack of an existing market in the common stock of the Company

o the applicability of the "penny stock" rules to the Common Stock of the Company. An investor may lose his entire investment.

PLAN OF DISTRIBUTION:

This is a best efforts underwriting, with no commitment by anyone to purchase any shares. The shares will be offered and sold by the Company's principal executive officers and directors, although the Company may retain the services of one or more NASD registered broker-dealers as selling agent(s) to effect offers and sales on behalf of the Company.
The Company will close the offering no later than June 30, 2000.

                  RISK FACTORS

         An investment in the shares involves a high degree of risk, including a risk of loss of an investor's entire investment in the company. Prospective investors should consider carefully, in addition to the other information contained in this prospectus, the following risk factors before purchasing any shares.

         Development Stage Company. The Company was incorporated in October 1998, and is, therefore, a development stage company with no operating history or revenues. The Company needs to receive substantially all of the Maximum Proceeds of this Offering to proceed with its business plan and will require substantial additional capital, for which no agreements or arrangements are currently in place, to implement its business plan. The Company currently has no agreements, understandings or arrangements with any person(s) to provide the Company with additional financing which will be necessary to fully effectuate the Company's business plan and no assurances are given that such funds will be available, or if available, on terms that will be satisfactory to the Company. In such event, the Company and its planned operations could be materially adversely affected. No assurances can be given that the Company's business will ultimately be successful or that the Company will ever be or remain profitable. Accordingly, the Company's ability to continue as a going concern is dependent upon it receiving the Maximum Proceeds of this Offering and/or securing conventional financing, as to which no assurances of either are given.

         Operating losses. As with most development stage companies, the Company has experienced losses since inception. The Company has been dependent upon loans from members of management in the aggregate amount of $6,140, to sustain its development activities to date. In the Company's discretion, if the Company receives the Maximum Proceeds, the entire principal amount of this loan, including interest, may be repaid.



         No Assurances of Radio Station Acquisitions. While the Company has targeted approximately 4 radio stations in the state of Texas for acquisition over approximately the next six (6) months after the effective date of this Prospectus, no assurances are given that the Company will be successful in acquiring any of such radio stations. While Company management has had and continues to have ongoing discussions with the owners of such stations who have expressed a willingness to sell such stations to the Company for the approximate sales prices set forth herein, the Company does not currently have any binding letters of intent, option agreements, purchase agreements, or any other formal agreements or understandings concerning the acquisition of any radio stations. The acquisition of radio stations will require significant funding beyond the proceeds sought in this Offering, for which there are no financing arrangements currently in place. While the Company believes that the radio stations it has currently targeted in the Texas market are not currently being targeted by radio consolidation companies having significantly greater financial and other resources than the Company in view of their focus on larger markets, no assurances are given that such companies may not in fact target the specific radio stations that the Company is currently targeting and acquire one or more of such stations prior to the Company's ability to close on any of such transactions. In the event of the Company's inability to acquire one or more of the radio stations currently sought, the Company will seek to acquire one or more other radio stations in small-to-medium sized markets in other areas of the United States. Management has not, as of this time, expended any significant time, effort or resources in reviewing or analyzing other potential radio station candidates for acquisition in other parts of the United States and therefore, would have to devote significant time and energy to do so.

         Lack of diversification. If the Company is successful in selling the maximum number of shares offered, the Company will only have enough money to obtain rights to a handful of radio stations. As a result, the Company will have no real diversification of operations, at least initially. This will mean that the Company's fortunes will depend significantly upon the performance of a limited number of formats; if the public does not like the Company's few radio stations, the Company will not succeed.

         No Assurance of Continued Programming Acceptance of Radio Stations Desired to be Purchased. The Company has conducted only limited market research concerning consumer tastes and preferences in the markets of the radio stations it intends to acquire and does not anticipate conducting any significant marketing research, studies or surveys itself on a going forward basis. Instead, the Company has relied and will continue to rely upon the programming currently aired by such stations due to their perceived success as evidenced by the marketing success these stations have enjoyed, as well as industry research firms and their published data regarding industry and market trends in those geographic areas where it plans to operate and acquire radio stations when and where applicable. Due to changes in consumer taste and preferences, there can be no assurance that any programming continued by the Company or introduced will continue to or otherwise achieve any significant degree of market acceptance, or that such acceptance will be sustained for any significant period. Failure to sustain or achieve market acceptance would have a material adverse effect on the Company's operating results and financial condition as the Company's revenues from advertising will undoubtedly will be adversely impacted.


         "Best Efforts" Offering This Offering is being conducted on a "best efforts" basis. As such, no assurances are given as to what level of proceeds, if any, will be obtained. In the event the Company fails to obtain all or substantially all of the proceeds sought in this Offering, its ability to effectuate its business plan will be materially adversely effected, and investors may lose all or substantially all of their investment.

         No assurances are given that the subscription proceeds that may be received by the Company will be sufficient to sustain the operations of the Company prior to its anticipated receipt of revenues from advertisers or that additional working capital will not otherwise be necessary. The Company has no agreements with any persons to provide the Company with additional financing which will be required to fully effectuate its business plan, and no assurances are given that the Company will be able to obtain additional financing, on terms acceptable to the Company, if available. In such events, the Company and its intended operations could be materially adversely affected.

         Dependence on Marketing and Promotion . The Company plans to market and promote its stations as unique and "fun to listen to" in their respective markets with the goal to increase station awareness and "dial position recognition" among retailers, buyers and listeners. The Company expects to market and promote its stations through its own sales and marketing personnel as well as through advertising in recognized trade publications and on a proposed Internet web site. Depending upon the level and timing of funding received in this Offering, such marketing and promotional efforts will commence by the end of Second or Third Quarter, 1999. No assurances are given that such marketing and promotional efforts will prove or continue to be successful.

         Dependence on Management. The Company's future success is materially dependent on the continued services of Mr. Dain Schult, its Chief Executive Officer, President and Chairman of the Board, who intends to devote full time to the business of the Company and of Mr. Robert Ringle, its Chief Marketing Officer and Vice President, who also intends to devote full time to the affairs of the Company. The Company's success is also dependent on its ability to attract, motivate and retain highly-qualified employees. The loss of the services of Mr. Schult or Mr. Ringle could have a material adverse effect upon the Company's business and operations until a suitable replacement may be located, of which no assurances are given. While the Company intends to obtain key man life insurance on each of Mr. Schult and Mr. Ringle for approximately $1,000,000 with the Company to be named as beneficiary, no assurances are given that such insurance will in fact be obtained.

         FCC Regulation Regarding Radio Broadcasting. The Federal Communications Commission ("FCC" or "Commission") is the federal regulatory body that oversees the operation of all radio and television stations in the United States. The Commission is responsible for granting licenses to all stations and insuring that its rules and regulations are complied with at each station.

         The FCC grants seven year licenses for the operation of US radio stations. All Texas stations just went through license renewal in 1997. Therefore the stations the Company proposes to buy will not be due for license renewal until the year 2004. In both the license renewal process and the license transfer process which takes place when a company buys a radio station from a current owner (and license holder), the Commission is interested in knowing the makeup of the station ownership. The FCC prohibits foreigners or foreign corporations from owning more than 25% of any radio station in the US. Further, the FCC prohibits convicted felons from owning a radio station in the US. Messrs. Schult and Ringle are both citizens of the United States and neither of them have ever been convicted of a felony. Mr. Schult is currently part owner of several other radio stations and has never been denied a license transfer by the FCC nor has he or Mr. Ringle ever been cited by the FCC for any violation of any of its rules or regulations.

         Currently there are no FCC ownership restrictions relating to the number of stations one company may own across the US. This is due to the passage of the 1996 Telecommunications Act by Congress. Before passage of this legislation, an individual or company was prohibited from owning more than 20 AM radio stations and 20 FM stations in the US.

         Since passage of the Telecommunications Act, however both the FCC and the US Department of Justice have shown particular interest and concern when a company tries to own a cluster of radio stations in a particular medium-to-large-market or city where the company would control more than 50% of the total radio listening audience. The Company does not propose to own more stations in a particular market or city that would be cause for investigation by either the FCC or the Department of Justice. This scrutiny does not apply to smaller communities that are unrated by any audience measuring service nor does it apply to situations where a buyer purchases an existing cluster of stations that the FCC had already approved in the past. The stations the Company is proposing to acquire are in small, unrated markets and have already been clustered together by the current owner with FCC approval posing no potential target for additional FCC or Department of Justice review.

         From 1981 until the present, there has been a consistent program of deregulation within the FCC. This began with the appointment by President Ronald Reagan of Commission Chairmen and commissioners who were dedicated to reducing unnecessary paperwork requests and rules and regulations that were burdensome to radio broadcasters. At present, the FCC requires all radio stations to submit annual ownership reports, reports dealing with EEOC rules compliance (regarding the search for and hiring of qualified minority employees) and the Spectrum fee report. Each station is accessed an annual fee for use of a part of the total broadcasting spectrum. This fee varies from between $900 for AM stations to as high as $2,500 for the most high-powered FM stations.

         The FCC maintains field offices around the US where local FCC inspectors periodically visit stations for field inspections. These inspections include checking the facilities' equipment, the ownership's adherence to all applicable rules and regulations and its record keeping in the areas where paperwork forms and information gathering are required.

         It takes between three (3) and six (6) months for a station license transfer approval to be granted by the FCC from the time of filing the application with the Commission and its issuance of its final approval. Once granted, the license holder is assured that the station's frequency is set and that no other radio station will begin broadcasting on its frequency.

         Competition. The programming, advertising and audience ratings of any radio stations proposed to be acquired by the Company are subject to change and any adverse change could have a material adverse effect on the revenue and cash flow of the Company. The stations proposed to be acquired by the Company will compete for audience share and advertising revenue directly with other radio stations and with other media within their respective market areas. In addition, to the extent that many of the Company's competitors have or may in the future obtain greater financial and other resources than the Company, its ability to successfully compete in each market area may be significantly and adversely impeded. There can be no assurances that the Company will be able to obtain or maintain significant audience ratings and advertising revenue. The failure to do so could have a material adverse effect upon the Company, its business and operations.

         The profitability of each station, and thus the Company, will also be subject to various factors that influence the radio broadcasting industry as a whole, including changes in audience taste, priorities of advertisers, new laws and governmental regulations and policies, changes in broadcast technical requirements, technological changes, proposals to eliminate the tax deductibility of expenses incurred by advertisers and changes in the willingness of financial institutions and other lenders to finance radio station operations. The Company's revenue may also be adversely affected by a recession or downturn in the U.S. economy or other events or circumstances that adversely affect advertising activity. In addition, operating results could be adversely affected by local or regional economic downturns.

         Potential Conflicts of Interest Between Management and the Company. The Company's principal executive officers, Messrs. Schult and Ringle, have devoted and intend to continue to devote full time as may be required, to the business and affairs of the Company. Management is not currently aware of any known or potential conflicts at this time except for Mr. Schult's current ownership of common stock equal to 2% ownership of Equicom, Inc., a radio group located in Texas with stations exclusively in Texas and as may otherwise be disclosed herein. Should any conflicts develop, management of the Company has not established any policies for handling any conflicts which may arise between the interests of the Company and the interests of any member of management and/or an affiliated entity. Purchasers of Shares in this Offering will be relying solely on management's and the Company's Board of Directors' judgment concerning the resolution of any conflicts or potential conflicts. The Company has no independent directors at this time.

         Voting Control by Management. After completion of this Offering, assuming all of the Shares offered hereby are sold, of which no assurances are given, management of the Company, inclusive of its Board of Directors, will own 10,500,000 shares of the Company's outstanding Common Stock. Thus, management will control approximately 51% of the voting securities of the Company, if all Shares offered hereby are sold, without giving effect to (i) any stock option plan if adopted by management and approved by a majority of the shareholders or
(ii) any additional issuances of Common Stock or other securities of the Company to management and/or others, in management's sole discretion. As a result, management of the Company will effectively control the affairs of the Company, including the election of all of its Board of Directors, the issuance of additional shares of Common Stock for a stock option plan or otherwise, the distribution and timing of dividends, if any, and all other matters.

         Dilution. The Company is authorized to issue a substantial number of shares of Common Stock in addition to the Shares comprising the Shares offered hereby, as well as potentially shares of preferred stock in such series and with such designating rights and preferences as may be determined by the Company's Board of Directors in its sole discretion. The Company will require significant additional financing to fully implement its business plan, which funding could entail the issuance of a substantial number of additional Company securities which could in turn cause material dilution to investors in this Offering.

         This Offering itself involves immediate and substantial dilution to investors. Any securities issuances in the future, including issuances to management, could reduce the proportionate ownership, economic interests and voting rights of any holders of shares of the Company's Common Stock purchased in this Offering.

         Shares Available For Resale Under Rule 144. All of the Company's presently outstanding shares of Common Stock, aggregating 10,500,000 shares of common stock, are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant thereto or otherwise pursuant to an effective registration statement or an exemption from registration, if available. Rule 144, as amended, generally provides, in summary, that a person (including a group of persons whose shares may be required to be aggregated) who has satisfied a one year holding period for such restricted securities may sell, within any three month period, provided the company is current in its reporting obligations under the Exchange Act or, if not required to file such reports and not filing such reports on a voluntary basis, makes publicly available certain information set forth under Rule 15c2-11 under the Exchange Act, subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company's outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale. Generally, persons who are not affiliated with a company (i.e., not an officer, director or 10% or greater shareholder) and who have held their restricted securities for at least three years are not subject to such quantity and manner of resale limitations and may freely sell such securities pursuant to Rule 144(k). Messrs. Schult and Ringle, the Company's principal executive officers, own an aggregate of 10,500,000 restricted shares for which the one year holding period expires on October 30, 1999. A sale of shares by such security holders, whether pursuant to Rule 144 or otherwise, may have a depressing effect upon the price of the Company's Common Stock in any market that might develop.

         Arbitrary Determination of Offering Price. The Offering price and other terms and conditions relative to the Shares offered hereby have been arbitrarily determined by the Company and do not necessarily bear any direct relationship to assets, earnings, book value or any other objective criteria of value.

         No Dividends on Common Stock. The Company intends for the foreseeable future to retain earnings, if any, for the future operation and expansion of its business and does not anticipate paying dividends on its shares of Common Stock for the foreseeable future.

         No Firm Commitment. There is no underwriter and no firm commitment on the part of anyone to purchase all or any part of this Offering, and no assurances are given that any part of the Offering will be sold. The receipt of no or nominal proceeds will have a material adverse effect upon the Company and investors.

        Illiquidity of Investment in Securities. There is currently no market for any of the Company's Shares and no assurances are given that a public market for such securities will develop after the Termination Date of the Offering or be sustained if developed. While the Company plans following the termination of this Offering to take affirmative steps to request or encourage one or more broker/dealers to act as a market maker for the Company's securities, no such efforts have yet been undertaken and no assurances are given that any such efforts will prove successful. Generally, in order for a broker/dealer to make a market in a company's securities, such company must either timely file reports on a required or voluntary basis with the Commission under the Exchange Act (i.e., Forms 10-KSB, Forms 10-QSB) or otherwise, if not required to file such reports or not filing such reports on a voluntary basis, make publicly available certain information set forth under Rule 15c2-11 under the Exchange Act. The Company is not currently and after the Termination Date of this Offering, regardless of the amount of proceeds which may be received hereby, will not be required to file Exchange Act reports with the Commission but does intend to voluntarily do so. While the Company does intend to become a reporting company under the Exchange Act to facilitate potential market making in the Company's securities, no assurances are given that it will do so. As such, investors may not be able to readily dispose of any securities purchased hereby.

         Penny Stock Regulation. Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure documents that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As the Company's securities immediately following this Offering will likely be subject to such penny stock rules, investors in this Offering will in all likelihood find it more difficult to sell their securities.


                    USE OF PROCEEDS
         The net proceeds to the Company from the sale of the Shares offered hereby, assuming all of the Shares offered hereby are sold, of which no assurances are given, are estimated to be $450,000, giving effect to the estimated expenses of the Offering of approximately $50,000 and exclusive of Selling Commissions, if any.

         The following table sets forth the anticipated use of the net proceeds of this Offering in the event that all 10,000,000 Shares offered hereby are sold. The Company may not be able to sell all of the Shares and thus generate $500,000. The receipt by the Company of no or nominal proceeds will have a material adverse effect upon the Company and investors.

         The entry in the table for station purchase options are amounts that would be paid to existing station owners giving the Company one and eighty days to arrange financing to purchase the stations or to put into place leases on the stations that are acceptable by the FCC. The entry below for administrative costs includes costs expected to be incurred for leasing office space, furniture, fixtures, equipment, licensing agreements to use certain broadcast programing, office expenses, long distance calls, officers salaries and related expenses. The aggregate dollar amount of net offering proceeds that may be payable to promoters, management, principal shareholders or their affiliates may be as much as $200,000, generally representing officers salaries and out of pocket expenses related to the Company. This amount is significant as it reduces the amount of working capital available for other purposes.



Programming Development             $  50,000

Station Purchase Options             $130,000

Administrative Costs                 $250,000

Working Capital                     $ 20,000

Offering Costs                      $ 50,000

Total Offering Proceeds             $500,000

         Because the Company presently anticipates selling the Shares strictly through the efforts of its officers and directors, the above numbers do not include any deductions for Selling Commissions. If broker/dealers are used in the sale of the Shares, up to 10% of any gross proceeds raised in this Offering will probably be payable to one or more NASD registered broker-dealers. In such event, net proceeds to the Company will be decreased and the use of proceeds may be proportionately reallocated in Management's sole discretion. Concurrent with this Offering, the Company may seek to obtain debt financing in the form of senior bank debt as well as subordinated seller financing from the radio station owners. In the event of the Company's receipt of any such debt financing, the Company may seek to convert a part of such debt financing to shares of the Company's Common Stock or some other class of Company securities which may have a dilutive effect on investors in this Offering. There are no current agreements, arrangements or other understandings in connection with any of the foregoing.

         In the event the Company's receives the Maximum Proceeds of $500,000, management believes that the net proceeds therefrom, together with anticipated funds from operations, will provide the Company with sufficient funds to meet the Company's cash requirements for approximately twelve (12) months following the Termination Date. This will provide the necessary funding for creation of the music programming services and provide the initial capital necessary to locate additional potential station acquisitions. In such event, management believes the Company will in all likelihood, only have sufficient funds to commence production of Internet music programming and possibly certain other
Internet products as well as establishing a FCC-acceptable lease of the initially proposed station acquisitions. If the Company's receives net proceeds in amounts less than the Maximum Proceeds, this twelve month time frame will be diminished and the Company's business operations will be curtailed to an extent not presently determinable by Management. The receipt of no or nominal proceeds will have a material adverse effect upon the Company and investors. No assurances are given that the Company will sell any of the Shares offered hereby, or raise any proceeds or consummate any other financing.

         If the Company receives less than approximately the Maximum Proceeds, the Company's only two employees, its President/Chief Executive Officer and the VP/Chief Marketing Officer have agreed in principle to temporarily reduce their salaries until such time as the Company may be in a financial position to commence full payment of their salaries. None of the Offering proceeds that the Company may receive will be used to make loans to officers, directors and/or affiliates.

         The estimated allocation of net proceeds of this Offering set forth above is based upon the Company's present plans and its assumptions and estimates regarding its intended operations, anticipated expenditures and revenues and general economic and broadcast industry conditions. The actual allocation of net proceeds of this Offering may be shifted at the discretion of the Company's Board of Directors, if the Company's assumptions and estimates concerning anticipated expenditures and revenues prove to be inaccurate. The allocation may also be changed if problems, expenses and delays frequently encountered in growing a new business within the radio industry, implementing new business strategies, as well as changes in the economic climate and/or the Company's planned business operations are experienced by the Company.

         Proceeds not immediately required for the foregoing purposes will be invested principally in federal and/or state government securities, short-term certificates of deposit, money market funds or other short term interest-bearing investments as well as repay Mr. Schult for his loan of $6,140 to the Company.

                                          DETERMINATION OF OFFERING PRICE

         There is no established public market for the shares of common stock being registered. As a result, the offering price and other terms and conditions relative to the shares of common stock offered hereby have been arbitrarily determined by the Company and do not necessarily bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent, third party has been consulted concerning the offering price for the Shares or the fairness of the price used for the Shares.

                                                      DILUTION

         At December 31, 1999, the Company had a net tangible book value of -$70,730. The following table sets forth the dilution to persons purchasing
Shares in this Offering without taking into account any changes in the net tangible book value of the Company, except the sale of 10,000,000 Shares at the offering price and receipt of $500,000, less offering expenses. The net tangible book value per share is determined by subtracting total liabilities from the tangible assets of the Company divided by the total number of shares of Common Stock outstanding.

                                         December 31, 1999                     10,000,000 shares sold
---------------------------------------- ------------------------------------- -------------------------------------
Public offering price per share          n/a                                   $0.50
---------------------------------------- ------------------------------------- -------------------------------------
Net tangible book value per share of     0                                     n/a
Common Stock before the Offering(1)
---------------------------------------- ------------------------------------- -------------------------------------

Pro forma net tangible book value per    n/a                                   $0.18
share
of Common Stock after the Offering
---------------------------------------- ------------------------------------- -------------------------------------
Increase to net tangible book value per  n/a                                   at least $0.18
share attributable to purchase of
Common Stock by new investors
---------------------------------------- ------------------------------------- -------------------------------------
Dilution to new investors                n\a                                   $0.32
---------------------------------------- ------------------------------------- -------------------------------------

(1) The Company's net tangible book value per share is determined by dividing the number of shares of Common Stock outstanding into the net tangible book value of the Company and is significantly less than zero prior to this offering.

                                                PLAN OF DISTRIBUTION

General
        The Company is offering up to a maximum of 10,000,00 Shares at a price of $0.05 per Share to be sold by its executive officers and directors. If the Shares are sold through its executive officers and directors, no compensation will be paid with respect to such sales. However, the Company may retain a NASD registered broker-dealer to act as the Selling Agent in connection with all or part of this Offering and will pay a cash commission of up to an aggregate of 10% of the proceeds of this Offering (the "Selling Commission"). Since the Offering is conducted on a "best efforts" basis, there is no assurance that any of the Shares offered hereby will be sold. See "USE OF PROCEEDS."

         The Offering will remain open for a period until June 30, 2000 or an additional 60 days in the sole discretion of the Company, unless the maximum proceeds are earlier received or the Company determines, in its sole discretion, to cease selling efforts. The officers, directors and stockholders of the Company and their affiliates may purchase Shares in this Offering.

No Escrow of Proceeds

         There is no escrow of any of the proceeds of this Offering. Accordingly, the Company will have use of such funds once it accepts a subscription and funds have cleared. Such funds shall be non-refundable to subscribers except as may be required by applicable law.

              DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The directors and executive officers of the Company are as follows:

Name                       Position                                         Age

Dain L. Schult             President and Chief Executive Officer,
                           Secretary, Chairman of the Board                 44

Robert E. Ringle           Vice President of Internet Operations
                           Director of Sales, Treasurer and Director        55

     Dain L. Schult - President and Chief Executive Officer: Mr. Dain Schult has served as both President and Chief Executive Officer of ACE since its inception Mr. Schult is a broadcast veteran of over 30 years in the radio industry.

         For the period from 1996 to the  inception of the Company,  Mr.  Schult
was  President  and  Chief  Executive   Officer  for  Equicom,   Inc.,  a  group
consolidator of radio stations in Texas.

         For the period from 1977 to 1996, Mr. Schult was President of Radioactivity, Inc., a full-service radio broadcast consulting firm located in Atlanta, Georgia serving over 150 radio stations in various parts of the U.S.. While there, Mr. Schult participated in the turnaround of several stations, created a unique turn-key management service for new station owners, conducted station appraisals and market analysis projects for sellers and buyers, and developed specific music formats for on-air use by client stations. Concurrently, Mr. Schult was Chief Operating Officer for Sunbelt Radio Group, Inc., a radio station group created to acquire and operate radio stations in Texas.

         Prior to 1977, Mr. Schult held various program manager, operating manager, and on-air personality positions at several radio stations in the Southeast and Southwest.

     Mr. Schult holds an A.S. degree in Commercial Music-Recording from Georgia State University. Mr. Schult is married to Sherry Schult, the sister of Robert
E. Ringle, a director and executive officer of the Company. As a result, Mr. Schult is Mr. Ringle's brother-in-law.

     Robert E. Ringle - Vice President  Internet  Operations/Director  of Sales:
Mr. Ringle has served as Vice President, Director of Sales an Treasurer of the Company since its inception. Mr. Ringle has more than 20 years experience in owning and operating advertising agencies and marketing companies.

         For the period from1997 to the inception of the Company, Mr. Ringle served as the Chief Marketing Officer and Director of Sales for Equicom Inc., a regional radio broadcasting network.

         For the period from 1995 to 1997, Mr. Ringle served as the Chief Executive Officer of Quadra Group, Inc., a small consulting company specializing in marketing and management.

         For the period from 1993 to 1995, Mr. Ringle served as the Marketing Director and Sales Manager for Pell Automotive Group, a car dealership in Tucson, Arizona.

         Mr. Ringle has a B.S. degree in Marketing from Wayne State University.

         As stated previously, Mr. Ringle is Mr. Schult's brother-in-law.

         Directors. All of the Directors serve for one year periods. The Company presently expects to conduct its first annual meeting of shareholder and directors in October, 1999 at which time directors will again be elected. All directors serve for a period of one year unless removed in accordance with the bylaws of the Company.

          SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to the beneficial ownership of the Company's common stock before and after giving effect to the sale of the maximum number of shares of common stock offered. All shareholders have sole voting and investment power over the shares beneficially owned.


                                             Beneficial Ownership
                                               of Common Stock
                                    -------------------------------------------
                                       Shares Owned                           Percentage of Class
                                 -------------------------- --------------------------------------------------------
                                                                 Before Offering              After Offering
                                                            --------------------------- ----------------------------

Dain L. Schult                           8,400,000                     80%                       40.9756%
Robert E. Ringle                         2,100,000                     20%                       10.2439%
---------                                 -------
All directors and officers as           10,500,000                     100%                      51.2195%
a group
(2 persons)

                                             DESCRIPTION OF SECURITIES


Common Stock

         The Company is authorized to issue 30,000,000 shares of Common Stock, no par value per share, of which 10,500,000 shares are issued and outstanding. The outstanding shares of Common Stock are fully paid and non-assessable. The holders of Common Stock are entitled to one vote per share for the election of directors and with respect to all other matters submitted to a vote of stockholders. Shares of Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of such shares voting for the election of directors can elect 100% of the directors if they choose to do so the common stock does not have preemptive rates meaning that the common shareholders ownership interest in the Company would be diluted if additional shares of common stock are subsequently issued in the existing shareholders are not granted the right, in the discretion of the Board of Directors, to maintain their ownership interest in the Company.

         Upon any liquidation, dissolution or winding-up of the Company, the assets of the Company, after the payment of Company debts and liabilities and any liquidation preferences of, and unpaid dividends on, any class of preferred stock then outstanding, will be distributed pro-rata to the holders of the Common Stock. The holders of the Common Stock do not have preemptive or conversion rights to subscribe for any securities of the Company and have no right to require the Company to redeem or purchase their shares.
         The holders of Common Stock are entitled to share equally in dividends, if, as and when declared by the Board of Directors of the Company, out of funds legally available therefor, subject to the priorities given to any class of preferred stock which may be issued.

Preferred Stock

         The Company is not presently authorized to issue shares of preferred stock However, the majority of the shareholders of the Company may later determine to establish preferred stock for the Company. If done, the preferred stock may be created and issued, in one or more series and with such designations, rights, preference and restrictions as shall be stated and expressed in the resolution(s) providing for the creation and issuance of such preferred stock. If preferred stock is authorized and issued, if the Company is subsequently liquidated or dissolved, the preferred stock would be entitled to assets of the Company, to the exclusion of the common stockholders, to the full extent of the preferred stockholders interest in the Company.

Dividend Policy

         To date, the Company has not paid any dividends. The payment of dividends, if any, on the common stock in the future is within the sole discretion of the Board of Directors and will depend upon the Company's earnings, its capital requirements and financial condition, and other relevant factors. The Board of Directors does not intend to declare any dividends on the common stock in the foreseeable future, but instead intends to retain all earnings, if any, for use in the Company's business operations.

Transfer Agent and Registrar

         The Company intends to use Signature Stock Transfer, Inc., in Dallas, Texas as its transfer agent for the common stock.

     DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
        LIABILITIES

         Article V of the Bylaws of the Company provides that the Company shall indemnify its officer or directors against expenses incurred in connection with the defense of any action in which they are made parties by reason of being officers or directors of the Company, except in relation to matters as to which such director or officer shall be adjudged in such action to be liable for negligence or misconduct in the performance of his duty. An officer or director of the Company could take the position that this duty on behalf of the Company to indemnify the director or officer may include the duty to indemnify the officer or director for the violation of securities laws.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the Company's Articles of Incorporation, Bylaws, Nevada law or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or payed by a director, officer or controlling person of the Company and the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

DESCRIPTION OF BUSINESS

General

         American Communications Enterprises, Inc. ("ACE" or the "Company"), a recently formed Nevada corporation, based in Austin, Texas, was created to acquire, consolidate and operate small-to-medium-sized market radio stations, initially in Texas and then in other geographic regions of the United States. The Company hopes to develop related "state-of-the industry" Internet services to network the Company's planned regional clusters of radio stations in such markets, the Company believes that such cross-marketing strategy will allow it to offer greater advertising capabilities to potential advertisers, and therefore avail itself of possibly greater revenue opportunities than available to radio stations on a "stand alone" basis or other consolidators who do not follow such strategy.

         Management believes, based upon its collective experience and the reported experience of established industry consolidators (See "Industry Consolidation" herein) that operating radio station clusters provides a number of opportunities for an operator to significantly increase revenue and cash flow within approximately 18 months after acquisitions are made. Such opportunities include:

o         Improved pricing of available advertising time;

o         Reduced promotional expenses;

o         Improved inventory control;

o A broadened audience through programming services will hopefully provide the Company greater flexibility to increase the level of commercials presented on the air when and where applicable and prudent; and

o         Lowered overhead and facilities expenses.

     The Company plans to lease or acquire radio stations in Brownwood and Coleman, Texas, with the proceeds of this Offering, assuming the Maximum

Proceeds are received, and plans to eventually acquire up to approximately 15 stations in the Southwestern section of the United States. Assuming the continued availability of additional small-to-medium sized radio stations in other parts of the U.S., the availability of financing and the Company's ability to integrate the operations of additional radio stations, none of which assurances may be given, the Company intends to acquire, consolidate, and operate additional radio stations beginning by Third Quarter 1999. ACE intends to operate throughout the US. The Company plans to pursue a regionally focused acquisition strategy adding clusters of stations across the country when and wherever possible. The total number of stations acquired will be a function of availability, the Company's financing capability and marketing feasibility and could result in the Company operating as many as 100 stations. The Company is currently looking for additional acquisition targets in Texas, New Mexico, Oklahoma, Arkansas and Louisiana.

     Based on Management's prior experience in operating radio stations in consolidated group, the Company believes that these stations can be linked together for efficient operation in a reasonable time frame. ACE also intends to develop a unique entertainment web site on the Internet. By combining the small to medium market broadcast radio stations with the Internet, ACE believes it can eventually create a dominant network presence across the country and internationally. The strategy is a hybrid of a small-to-medium-market radio station consolidation (which is only being applied on a limited regional basis by other small networks) and an Internet approach that is cross-market oriented.

Acquisition and Operating Strategy

     ACE will pursue a regionally focused acquisition strategy. The Company proposes to create "Radio Wal-Mart" by initially purchasing small-to-medium-sized radio stations in non-major metropolitan areas in Texas and then expanding to surrounding states. The Company's management believes, based upon personal, professional experience, that many of the non-major metropolitan areas currently offer many attractively priced acquisition candidates compared to the larger cities. ACE will strive to locate acquisition candidates that are either already successfully positioned in the ratings in their markets or, in management's belief, based upon such factors as strong historical financial performance, offer the potential to be so positioned.

     Besides its regional focus, ACE's growth strategy is planned to be founded upon the achievement of synergies and economies of scale, including but not limited to, the generation of incremental sales through network marketing for greater national and regional advertising, the reduction of overhead expenses and the realization of operational cost savings.

     Assuming the completion of the initial station acquisitions by the Company and the successful integration of such operations by Third Quarter 1999, the

Company believes it will be able to offer regional advertisers the ability to access a population base of approximately 300,000 people in Central/West Texas. As the Company acquires more stations, advertisers will be able to purchase the entire ACE group as a network with one media buy which will also include advertising capabilities on the Internet. Under current market conditions, an advertiser would not be able to roll out a campaign targeting non-major Texas areas without entering into a number of separate media purchases which is both time consuming and non-cost effective due to having to contact each station separately instead of as a group .

     Based upon, the prior personal, professional experiences of Messrs. Schult and Ringle as well as the success of other regional consolidators, management believes ACE's ability to market its entire network will result in a consolidated advertising approach with a distinctly higher component of national and regional advertising versus local direct retail advertising. This is favorable because national and regional advertising often command premiums over local ad rates by as much as 50% and 100% in smaller cities.

     ACE plans to utilize a blend of WAN (Wide Area Network) music programming coupled with centralized satellite voice programming from a centrally located control location. Additionally, all ACE stations are planned to operate with centralized accounting, billing, marketing and promotions systems, an in-house sales group that will be utilized for group advertising for the radio stations as well as for Internet advertising, and specialized in-house sales training programs for all Company salespeople. Due to such planned centralization of services, it is believed that each station's general manager will have more time to focus on sales instead of administration responsibilities. It is expected that ACE will also eventually utilize "super regional managers" each of whom will serve on-site as general manager in one market but also oversee the operation of other stations within their designated region.

Current Radio Industry Conditions

     The Company will compete in an industry that has undergone deregulation and innovation. Deregulation by the Federal Communications Commission ("FCC") which, in general, has permitted the elimination of station ownership limits, has given rise to widespread opportunities within the radio industry but competitive pressures have also increased. Consolidation activity has swept through the larger-market radio stations and is now working its way through the small-to-medium-sized markets. These sized market provides opportunities for consolidation without the expense of large market or major city acquisitions where one station alone can change hands for hundreds of millions of dollars.

     As reported by Interep (a group of national radio rep firms), since its inception in the 1920's as a commercial advertising medium, radio advertising expenditures have declined only twice: a) in 1961 revenues declined 1% due to a recession and b) in 1991, the combination of the Persian Gulf War and economic recession led to a 3% decline in revenues. Interep further reports that, over the last 36 years, radio advertisement spending has grown at a compound annual rate of 8.3%, somewhat higher than total ad spending.

    Among all of the usual advertising-supported media, the Radio Advertising Bureau reports that radio's growth has been among the fastest over past 24 months, although cable, network television, outdoor and newspaper have also experienced strong demand. With the bulk of radio listening taking place outside of the home and on the road, where competition with other mediums is limited, and the available audience is captive for specific periods of time (unable to access televisions, newspapers, or the Internet), Arbitron reports that radio is in a strong position for continued growth.

Background On The Radio Business

Overview

     Radio station revenues are derived from the sale of advertising spots or programs to national, regional, and local advertisers of commercials. Advertising rates charged by a station are predicated on its performance in the ratings based on estimates of the number of persons listening to a station as well as the number of homes in a station's service area.

     The only national radio audience measuring service, Arbitron, serves the entire country and provides even the smallest markets with annual ratings service. Ultimately, the success of a radio station (or group of stations) depends on its ability to develop popular programming and promotions, thus generating higher rates and allowing the station to charge more for airing commercials.

Historical Trends in Radio Ad Revenues

     As evidenced by Interep, radio industry revenues have consistently grown faster than the Gross National Product and have historically demonstrated an ability to be somewhat recession resistant.

     Radio advertising expenditures have declined only twice in its history-in 1961 revenues declined 1% due to a recession and in 1991, the combination of the Persian Gulf War and economic recession led to a 3% decline in revenues. Interep reports that over the last 40 years, radio advertiser spending has grown at a compound annual rate of 8.3%, somewhat higher than total ad spending for other forms of advertising (television, cable, outdoor and print) which has grown at a 7.5% annual rate.

     Economic downturns can have an impact on broadcasting, as it would any other form of advertising or business in a recession but not to the same degree that they affect consumer discretionary spending in general. As reported by the Radio Advertising Bureau, many national and regional brand advertisers have found by experience that they must maintain their broadcasting advertising budgets during periods of recession if they do not wish to lose market share when the economy recovers.

     The Radio Advertising Bureau reports that the main factor for radio's growth is radio's unique ability for "narrowcasting" or reaching specific demographic groups. By offering specialized audiences for advertisers, radio has become more cost-effective, versus television or newspapers, which tend to sweep a broader demographic scale.

Industry Consolidation

     The radio broadcast industry is currently subject to consolidation activity which is having a major impact on the competitive landscape. In general, and as further discussed below, such consolidation activity has been triggered by the Telecommunications Act of 1996. Up until the mid-1980s, there was no public market for radio stocks. Local ownership limits by the FCC of one AM and one FM station per market and a total limit of 14 total stations prevented radio groups from amassing greater size to attract outside capital. Because of these strict limits, radio station ownership was highly fragmented and characterized by "mom and pop" operations in even the largest markets. By 1984, however, FCC ownership rules had begun to be relaxed, with major relaxation of such rules occurring in 1992 and 1994.

     The passage of the 1996 Telecommunications Act (the "Telecom Act") eliminated the national limits on the number of radio stations that one entity could own (the last cap was 40) and eased local ownership rules so as to allow 1 operating entity to control up to 8 stations (versus 4 previously) in most medium and major markets. Much of the consolidation activity to date has been centered on major markets, resulting in increased competition and higher valuations in such markets.

     The mid-sized markets (generally defined to mean US markets ranked #50 to #265 based on population) have recently begun to see upward price pressure, with 10.0x to 14.0x EBITDA (Earnings before Income Taxes, Depreciation and
Amortization) multiples not uncommon (vs. 8.0x to 10.0x EBITDA multiples as recently as 1997). The consolidation activity of large market operators such as Chancellor/Capstar Communications (Hicks, Muse), Sunburst (Bain Capital), and Cumulus (Wisconsin State Teachers Retirement/Quaestus Capital) all of whom have consolidated stations across the US, have begun the process in some of the same markets that ACE is exploring for acquisitions thus tending to indicate that consolidation has begun in the smaller markets. ACE believes that it will only encounter these larger mid-market consolidators at the upper end of its target markets in rated medium sized markets but not in the smaller, non-regularly rated markets. The Company believes it can be as successful with consolidation of smaller market stations. Few groups have ventured beyond focusing on the top

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

100 markets, which has kept acquisition multiples in ACE's markets low but that could change should other consolidators follow ACE's small market strategy.

Competition

     Competition within the radio broadcasting industry has historically been and will continue to be very intense. Overall, the principal factor affecting competition in this industry is the number of audience members reached with one advertising medium. With the advent of deregulation, competition has increased since the key to success is no longer how many listeners can an independent firm reach in one market, but rather, how many listeners can a consolidator reach in multiple markets. Competition with newspapers and television for advertising dollars is also high. However, radio's audience has held up well over time. In the past five years listenership has actually increased as reported by the Radio Advertising Bureau. In addition, with the bulk of radio listening taking place outside of the home and on the road, where competition with other mediums is limited, and the audience somewhat "captive" (unable to access television, newspapers, or the Internet), radio appears to be well positioned for continued growth.

Regulation

     The radio broadcast industry is subject to extensive regulation at the federal level. Any change in existing statutes and regulations, or the adoption of new statutes and regulations, could force stations to alter their methods of operation at substantial costs.

     All firms, whether large or small, are affected by these changes. Also, as seen in recent legislative action (the 1996 Telecom Act), changes in regulations, especially, deregulation, can drastically shift the competitive landscape. Going from being able to own 7 AM and 7 FM stations in 1992 to 18 and 18 to 20 and 20 to now no limits, the FCC has now allowed for a free and open market on radio station ownership. Additionally the FCC has continued a pattern of reducing paperwork requirements of its license holders and eliminating outdated rules and regulations.

Background on the Internet Industry

Overview

     The Internet's brief and meteoritic existence provides little historic performance data. From a few hundred thousand users seeking information, entertainment and commerce in the early 1990's the Internet community has grown to a billion plus in 1998. Entrepreneurs and Fortune 500 companies are now racing forward to be a part of what many believe will be part of the premier media market of the next millennium. Only a few short years ago, Internet companies were struggling to carve out revenue and many Internet sites offered free information posted by various entities with links to related and unrelated sites. Now, as reported by Advertising Age, billions of dollars in revenue are generated from advertising, website development and retailing.

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

     Major electronic manufacturers have products and/or are developing integrated Internet products for next generation home systems and mobile systems. Future delivery of the Internet is slated to arrive via increased cable usage and/or satellite to multi-purpose home entertainment systems that will function as Internet links, computers, radios and TV sets. Cellular phones currently can connect to the Internet as well as automobile radios. There appears to be little or no limit to the ways and means one can and will be able to access the "Net".

Trends in Ad Revenues

     Currently, as reported by Advertising Age, the most lucrative Internet advertising comes from banner advertising. Banner advertisers pay for "hits" or "impressions" based on the number of user exposures to their ads. National brands in every industry are now using the Internet as part of an integrated approach to marketing. Although difficult to exactly quantify, it is estimated that national Internet ad revenues reach into the billions of dollars. According to Advertising Age, local and regional web sites offer similar opportunities to local and regional advertisers.

     The Internet has become a global market place for commercial and consumer goods from banking to soft goods. Entrepreneurs and national brands are also enjoying phenomenal growth through "catalog", retail sales on the Internet. The Internet user can access VAR (Value Added Retailer) and factory direct products over secure sites using most types of credit cards and generally save time and money in the process.

Competition

     Competition within the Internet community will be fierce. Internet "audiences" will continue to be exposed to newspaper, TV, radio, direct mail, etc. The advantages of the Internet lie in the totality of content and the ability to deliver messages in audio and visual media twenty-four hours a day seven days a week. Furthermore, studies by Arbitron have indicated that the Internet is the media of choice for the 24 to 35 age group with increasing numbers of users in the affluent 35 to 55 age group.

Regulation

     The Internet is under no enforceable broadcast or entertainment content regulation at this time. Although the U.S. Government may prevail in regulating some functions of U.S. based web sites and portals, there is good reason to believe it will be many years before regulation will be enforceable.

Summary of Industry Attractiveness

     The Company believes the Internet industry will prevail as the media of choice for the aforementioned demographics groups in the foreseeable future. The almost unlimited opportunities for growth and expansion are the key points for

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

selection of the Internet as a component of the Company's planned sales and marketing strategy. The ability to access users across the country and even internationally may offer the opportunity for increased revenues in National and Regional advertising.

                       MANAGEMENTS DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Overview of Operating Model and Growth Strategy

     The key elements of the Company's operating model and growth strategy, which incorporates concepts utilized by other radio broadcast consolidators as well as in other industries, are highlighted below:

     Station/Market Selection: The Company's initial strategy is to acquire radio assets in small-to-middle-market areas throughout the Southwest including Texas, with additional ACE clusters to be formed in adjoining states and/or in close proximity with such strategy to be financed with the proceeds of this offering, seller debt financing, when and where applicable, senior debt financing and other potential equity funding sources.

     By avoiding the major metropolitan areas (ie. Dallas, Houston, San Antonio and Austin), the Company believes it may be able to acquire stations at very attractive prices. Medium-to-major-market radio stations have been selling for 12.0x to 17.0x EBITDA. In contrast, the Company believes, based upon its management's personal, professional experiences in locating and acquiring radio stations, that it may acquire its small market radio assets at between 7.5x -10x EBITDA.

     Assuming the Company's success in its acquisition strategy, the Company believes it may itself become an attractive acquisition candidate in the future to a larger market consolidator.

     Clustering by State/Region: In addition to focusing on smaller markets, the Company plans to also pursue a regional clustering strategy. Accordingly, the Company's first planned acquisitions of radio stations (approximately four (4)) is only focused in Texas. By clustering stations within a tight, regional market, the Company believes it can achieve certain back office cost benefits. Management's plan for the Texas regional cluster evolves into a centralized hub where the major managerial and administrative functions will be housed to where the Company should be able to serve up to approximately 70 stations in local markets throughout the state.

     Localization: A key element of the Company's strategy is to be able to "sound live - sound local" in every market. Listeners in smaller markets view local stations as important parts of the community. The Company plans to present a live morning show in each local market, the popularity of which is viewed as material to the success of a radio station's operation as live morning shows serve to perpetuate a strong local image in a market. The concept of

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

"localization" is complementary to the Company's regional focus and extends past the morning drive period to the rest of the broadcast day. Unlike nationally syndicated formats, the Company plans to make its regional flagship announcers available for promotional campaigns or on-site advertising engagements throughout the region and state. The ability to utilize well known radio personalities is a major selling point to advertisers in smaller-market areas.

     Centralized Operating Cost Savings: The Company plans to centralize much of its administrative and operating functions at one of its station locations (to be determined later) while maintaining an office in Austin to serve as corporate headquarters and marketing center for regional and national advertising. Programming is one of the key areas targeted for cost savings by elimination of separate programming staffs at each station, replaced with one consolidated network programming staff which will provide greater programming quality. Radio voice programming is planned to be created at the flagship stations for each format featured by the ACE network. By satellite transmission and use of WANs and integrated computers, ACE will be able to minimize redundant equipment used at each individual station and more efficiently utilize on-air talent by having one centralized programming staff. Most important, based upon the written proposal provided by National Supervisory Network, the incremental equipment cost to bring an additional station into the ACE satellite network is currently expected to be less than $7,000. In addition, accounting and bookkeeping is also planned to be located at the flagship station site. One billing/traffic person at the flagship headquarters can handle 4 stations at once which is a great savings over having a billing/traffic person located at each individual station. Other functions such as engineering, advertising, purchasing, and human resources will also be handled from the flagship site. As new stations may be added into the regional cluster, it is believed that the achievement of economies of scale will result in increasing levels of operating profitability.

     Generating Incremental Growth in Ad Revenues: Management believes that as a result of the personal, professional experience of Messrs. Schult and Ringle, the Company will achieve incremental revenue growth out of the planned combined ACE radio group compared to the sales level that such stations have generated on a stand-alone basis. In many small markets, the general manager is often the head salesperson, in addition to being the overseer of the day-to-day operations, on which the majority of such person's time is frequently spent.
         The size of the sales staffs at each ACE station is planned to be adequate to handle the flow of business allowing salespeople to handle between 30-50 accounts each while the programming, traffic/billing and technical staffs

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

will be pared down to reflect the Company's centralized operating structure. Importantly, employees who face the possibility of having their job functions reduced due to centralization will be given opportunities to move into a sales role.

         Attracting National and Regional Advertisers

         As reported by the Radio Advertising Bureau, national and regional advertising accounts for approximately 10% to 25% of the revenue mix for a typical radio station in the market sizes that the Company has identified with local advertising representing `the balance of the sales mix.

         Historically, it has been difficult for national/regional advertisers to target the small-to-middle-market areas due to the large number of separate purchases of advertising spots that would be required. The Company intends to market its entire network of stations within a region to national and regional advertisers and thereby offer the convenience of the opportunity to reach an aggregate substantial population in smaller cities and rural areas. In such fashion, the Company believes it may attract national and regional advertising which often commands a 50% to 100% premium over local advertising income.

         The Internet Component

         The Company recognizes the steady growth of broadcast radio within the small-to-medium-station markets, but also recognizes the growth potential within the Internet market. While large consolidators such as Capstar broadcasting group and Cumulus broadcasting group dominate the major markets and continue to compete with each other for market control in the major metropolitan areas, ACE's cross-market approach is to look past this hotly contended arena towards the expanding opportunities on the Internet.

         Currently, radio sites on the Internet are focused on duplicating standard broadcast type programming and formats. ACE plans to create a unique entertainment site utilizing every technological advance and revenue-generating feature available. ACE plans to deliver content in both streaming audio and video and to utilize a major portal such as Yahoo to lead users to ACE's site. Once there, ACE plans to offer a wide array of entertainment and products including; 1) several music formats ranging from country to jazz; 2) MTV-like videos of their favorite artists; 3) contests; 4) gaming; 5) shopping carts of VAR merchandise from CD's and concert tickets to A/V equipment; 6) ACE branded merchandise; 7) Entertainment news; 8) special programming including music and travel features and 8) links to points of interest.

         The synergy of the broadcast component and the Internet component rests in the partially shared programming costs and the National/Regional advertising revenue opportunities.

         Proposed Potential Radio Station Investments

         Phase One Acquisitions - Texas

         Assuming the continued availability of the following radio stations and the Company's success in obtaining additional financing for such acquisitions (owner offered of otherwise), neither of which assurances are given, the Company plans to acquire the stations identified below, with such acquisitions including the assets of each station which normally include the broadcast equipment, broadcasting tower and antenna, transmitter, office furnishings, office furniture, accounts receivable, station vehicles, station promotional items, station advertising accounts, FCC Station License and real estate including studio/office space as well as land upon which the tower and transmitter is located or leases for that space instead. Because the Company will be making asset purchases, it does not intend to acquire any existing liabilities of these stations. The purchase prices reflected are not necessarily firm and are subject to further negotiation. Following the assumed successful completion of this Offering, the Company plans to negotiate purchase option agreements with some of such station's owners granting the Company the right to acquire each of such stations within approximately six (6) to nine (9) months from the execution of a definitive agreement. No assurances are given: (a) as to the continued availability of such stations (b) that the Company and each of such station owners will agree on price and other material terms; (c) that the Company will be able to timely secure required financing for such acquisitions on terms satisfactory to the Company; (d) that the Company will be able to successfully operate and integrate any of such stations' operations into its then operations, notwithstanding management's substantial combined radio industry experience; or
(e) of FCC approval of any such transfers.




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

              KXYL AM/FM, Brownwood and KSTA AM/FM, Coleman           1,600,000

              Total Asset Acquisitions                                1,600,000
              Working Capital and Acquisition Costs                     200,000

              Total Funding Requirement                              $2,000,000

Estimated Average Cost per Closing

              The following estimated expenses, based upon management's experience, are anticipated per closing of each station transaction. These initial Texas transactions are AM/FM combinations. Additionally, this estimate does not include any extraordinary due-diligence in the form of any engineering studies or protracted negotiations both of which would increase related closing cost expenditures. Based upon the Company's personal knowledge of these stations and the communities of Brownwood and Coleman, Texas, the Company does not anticipate any such expenses with these proposed station purchases.

     Local Legal Counsel                                                $3,500
     Communication (FCC) Law Counsel                                   $10,000
     Accounting Expenses                                               $10,000
     Long Distance Phone Calls                                          $1,000
     Overnight Delivery Services                                          $300
     Travel and Lodging                                                 $2,500
     On-site Market Research/Due-Diligence                              $3,500
     Miscellaneous Expenses                                             $4,250

     Total Estimated Closing Costs per transaction per market:         $35,050

Acquisition and Closing Process

     The Company plans to streamline the negotiating and closing process on the proposed station transactions by, among other things, "standardizing" (a) a form of purchase option agreement and purchase agreement and related documents which will nevertheless be subject to at least some negotiation and revision; and (b) the FCC station license transfer process

     Subject to the availability of financing and the continued availability of targeted stations, the Company anticipates staging the closing of the transaction over approximately a six (6) month period so as to provide the opportunity for a successful integration of such radio station operations.

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

Notwithstanding the fact that additional time has been "built-in" to such timetable, no assurances are given that the Company will successfully operate and integrate any of such acquisitions, assuming the successful completion thereof.

Initial Acquisition Plans

     Management believe that a major consideration in accomplishing its planned acquisitions is to do so in as timely and low profile a manner as possible. Normally, the sale of stations in the market sizes as proposed by the Company would be a significant event within their respective marketplaces.

     To maintain stability and consistency of these stations under the Company's planned ownership, it is important that the perception, as well as the reality, at least initially during the ownership transition period, be of little if any change to the current operation. During the ownership transition period, it is expected that ACE management will spend time with each station's employees to discuss with and assure personnel about the pending transfer, with little, if any, outside contacts with community civic or business leaders concerning such matter. Emphasis will be placed in staff meetings that additional stations are planned to be added, and that there will be opportunities for employees to move into future management openings at other Company owned stations so that they can experience personal professional growth inside the organization.

     After ownership transfer of a station is effected, the Company plans to implement minor operational changes which it believes will enhance financial performance, including the following:

o         The introduction of major-market-style promotions and contests.

o Modification of rate cards to better exploit a station's remote commercial broadcast capabilities and increase national/regional advertising.

o Negotiating with interested third parties to lease for the station's sub-carrier frequencies such as CUE Paging (a national paging service that is on the lookout for additional radio stations to work with) that could use a station's use the sub-carrier frequency for national paging services. Such lease will not effect the station's main signal and may generate between approximately $6,000 to $20,000 a year in fees.

o The leasing of portable music system through Disc Jockeys Unlimited of Atlanta, Georgia, a service provider who builds portable music systems for disc jockeys and radio stations at a cost of $225 a month This will allow the station to earn equipment rentals as an additional revenue stream and the staff's disc jockeys the opportunity to earn extra money weekly by performing at wedding receptions, company and private parties, etc.
o

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

o The development of a firm (proposed to be referred to as ACENET) that will literally represent the group for all of its national and regional advertising and will include Internet advertising connections.

o The introduction of an internal, ongoing research system to allow the station to track listener patterns between Arbitron ratings periods (where applicable in markets that are rated). Such research will be conducted by telephone utilizing existing staff personnel.

o A review and update of as appropriate with current music selections added as necessary for the WAN music programming network element.

After Acceptance Of An Offer
(waiting for FCC approval of ownership transfer)

     Following execution of a definitive purchase agreement (subject to FCC approval, and completion by the Company of satisfactory due diligence), the Company, in cooperation with the seller of a station, will submit the appropriate transfer documents to the FCC. While the FCC has the authority, in its sole discretion, to approve or reject a transfer request, transfer requests are, in the normal course, generally approved within approximately three (3) to six (6) months of submission of all required applications and related documents.
     Preceding the FCC filing, a comprehensive due diligence investigation including at least the following steps will be undertaken:

o A thorough inspection of station facilities including offices, studios and transmitting sites.

o An independent engineering inspection of the station's facilities. Age and condition of all equipment including transmitters and towers will be recorded. A comprehensive program of schedule maintenance will be designed and implemented after the closing.

o A survey will be conducted of the market to analyze existing and potential competition, market growth trends, current marketing trends, past and future programming, promotions, and advertising plans along with listener and advertiser perceptions of the station. Included will be an independent ratings survey for each market as well.

o Meetings with present management to gain insight into the stations' current operations. This is expected to include written assessments of station employees, job responsibility lists for themselves and their staff, budget projections, plus any other input they can offer regarding the stations.

o A review of all station contracts with vendors and clients. All existing station trade/barter agreements will be reviewed with the sellers to determine their current status and disposition. Retention preference is expected to be given to any trade agreements that directly benefit the stations in the form of promotional considerations and advertising with other media.

o General staff meetings will be conducted to help minimize anxiety caused by the pending transfer. Each employee will be asked to submit in writing a description of their job responsibilities as they perceive them with comparisons then made by management to the station manager's views. The Company will then compare the employee's lists against those submitted by the managers.

o Review of staff members' levels of experience and expertise, job responsibilities, station/market tenure and future potential.

o    Review  of  existing  standards  and  practices.   A  system-wide   company
     operations manual will be distributed post closing, that will set forth operating rules and regulations, Company benefits and vacation policies.

o Investigating peripheral station revenue enhancement (ie. renting tower space for use by one or more telecommunications service providers, utilizing the air staff for remote broadcasts or private parties using a portable music system or other similar methods.)

Closing and Post Closing Matters

          Assuming receipt of final FCC notification of transfer approval, the Company will immediately proceed to closing, and then commence implementing those operational changes earlier discussed as deemed appropriate.

          On a post-closing basis, the Company plans that reports will be generated for senior management's review within 30 days after the close of each month including but not necessarily being limited to the following information:

o         Unaudited year-to-date financial statements
o         Any and all documents filed that month with government agencies
o A weekly general manager's report including, but not necessarily limited to the following information:
          Cash on hand
          Total value of new orders written
          Cancellations taken
          Accounts receivable aging
          Average rate for cash spots run

          Sales booked for the next 13 weeks
          Percent of inventory sold previous month
          Percent of inventory available next month
          Sources of revenue by percent
          (Local Cash-Agency, Local Cash-Direct, National-Cash and trade). Personnel status and turnover.
          Equipment failures or discrepancies leading to any station down time. Legal actions and management responses.
          Audience ratings data received.

Corporate Operating Controls

          For the Company to manage its growth strategy, effective, consistent due-diligence is paramount. Prior to completing an acquisition, the Company plans to undertake the type of due-diligence analysis described above. Besides helping the management team form an opinion about the merits of a particular station opportunity, the due-diligence process should also help to effect a smooth integration of the target acquisition upon closing.

          Upon the completion of an acquisition, corporate operating controls are planned to be implemented at each station, including tracking every expense item and actively searching for vendors that will provide the Company with group discounts for using their service or product. In addition, all station computer systems are planned to be networked with headquarters in order to produce station-level information on a real time and on request basis. The Company plans to generate financial reports within 30 days of month end, including the type of information described above for review by senior and station management. Administrative and accounting controls will be centralized in the Company's Austin headquarters. Corporate staff at both headquarters and each station is planned to be kept to a minimum. It is anticipated that the only other person in the Company's Austin headquarters besides the Company's Chief Executive Officer and CMO will be an administrative assistant.

          The majority of commercials and station promotions productions are planned to be created at the flagship stations and then "fed" to the other stations in the group via the satellite link that will created at the flagship stations.

Marketing, Advertising and Promotion

          Company stations are planned to be marketed, advertised and promoted as the leading "fun-to-listen-to-station" in each market, with the goal to increase station awareness and "dial position recognition" among retailers, buyers and listeners.

          Being viewed as a truly local station is highly valued by both advertisers and listeners in the mid-size and smaller markets in which the Company plans to operate. The Company, therefore plans to aggressively promote its stations in their respective markets independently as well as cooperatively with client retailers and companies with whom the Company may establish joint marketing/sales relationships through on-air contests, local promotions, direct mail, website and e-mail promotion, local publications, outdoor advertising and "word-of-mouth" advertising endorsements.

          The Company's sales force, will be trained on an ongoing basis in marketing their respective stations. In order to attract and retain qualified personnel, the Company recognizes that it is imperative to structure a compensation plan for its sales staff that is both fair and appealing. As such, compensation is expected to be both salary and incentive based. Management also plans to selectively use bonus programs as a method of rewarding outstanding salespeople. The sales force at each station will handle local advertising, with National and regional advertising to be handled by ACENET or another rep firm.

          Assuming the Company successfully executes its acquisition strategy of a planned ACE group of stations, management believes it will be possible to increase group revenues over the current operators' level for the following reasons:

o Because not currently existing as a group, none of these stations are currently offered as a total advertising package. Therefore, any regional and/or national desiring to advertise in such markets presently must effect separate media buys with each individual station and thus deal with sales people in each of such markets Under the Company's plan, this same advertiser will be able to contact any one of such stations and buy advertising time from the whole group or any of its component parts by contacting just one marketing consultant

o As the Company may add affiliate stations to its programming network (i.e., stations that buy the Company's planned satellite programming content but in which the Company has no financial interest), such relationships may also enhance its ability to sell network advertising and increase revenues.

o Generally speaking, the size of the sale staffs at each ACE station will grow while the programming staffs will be down-sized to reflect the Company's satellite programming approach.

o Greater emphasis will be placed on the actual in-house production of advertiser's commercials to improve the quality of the commercial for each client.

o All Company marketing consultants will be thoroughly trained in marketing their respective stations without reliance on ratings because stations which build relationships with its clients to buy advertising based on results and not just ratings tend to do better than stations which rely strictly on ratings as their selling point.

o The Company expects to develop, through on-going market research, specific information to help clients develop immediate and long- term marketing plans. This will include specific "Top-of-Mind-Awareness" (TOMA that gauge listener's awareness of the station and measure time spent listening) research projects.

o The Company expects to coordinate sales literature, telemarketing programs and direct response promotions with the goal to increase Company billings.

o The Company's marketing strategy includes offering multiple broadcast formats in each of the markets it serves. The Company believes that cross-selling synergies can be achieved with this approach as all formats do not appeal to all types of advertisers. For example, an independent station owner broadcasting a big-band format would not be able to sell advertising to a retailer that targets the teenage demographic sector. However, by offering a CHR (Top 40) format in many of its markets, the Company believes it will be able to capture sales that the individual operator could not.

          Leasing each of the FM stations' Sub Carrier Frequency. Each FM station has one sub carrier "frequency" beneath the main frequency upon which it broadcasts which may be leased to such types of entities as CUE Paging or Muzak franchises, local data-processing sources and pager services. The lessee would be responsible for all costs of setting up the equipment for use of the sub carrier as well as covering all its own expenses including utilities and maintenance. Such leasing arrangements could potentially net the Company approximately $1,000 per month per FM station.

          Leasing space on any and all towers that are acquired as a package of this package. While certain of the stations ACE intends to acquire do not own the towers on which their antennas are located, on those stations which do own their own towers, the Company, can offer space on a rental basis to pager services and other telecommunications vendors. As with the sub carrier, all start-up costs, utilities and maintenance are borne by the lessee. The Company estimates that tower space leases could generate approximately $1,000 per month, per lease.

          Picking up affiliates to ACE's satellite networks. As ACE plans to produce specialized satellite programming for its own stations each day, the

Company will have the capability of selling that programming concept to affiliate stations. In markets too small for ACE to consider for acquisition, ACE will be able to provide more localized satellite programming than any of the large nationally syndicated satellite services can offer because the national syndicators are not able to localize each individual commercial break the way ACE will be able to. Additionally, ACE will be able to offer affiliates the opportunity to "tie into" the Company's centralized bookkeeping system and become an affiliate of its ACENET sales force, allowing the affiliate stations to be marketed as a part of the overall ACE network. These are services for which ACE plans to charge additional fees.

          Creation of in-house Sales "Firm" (ACENET). ACE plans to market not only its own stations but also affiliates with which it may enter into joint marketing relationships. Such joint marketing plan, if successful, is expected to provide ACE the size and marketing strength necessary to eventually operate its own in-house rep "firm" eliminating the need to outsource such business, and the 15%+ commissions that go with it, to some other rep firm. A rep firm infrastructure is being created on the Internet (Media Reps) right now, being the platform on which ACE will market regional and national advertising.

          Syndication of special weekend programming. ACE plans to create special weekend programming at some point in the future - probably 24 months out from the offering - that will be broadcast first over its own network of stations and affiliates. It may also be possible to syndicate some, if not all, of these programs on a national basis and possibly receive national advertising rates for this kind of programming.

          Creation of sales training programs. To insure a steady flow of qualified salespeople to market its stations and its network affiliates, ACE plans to create, with the assistance of the network of junior colleges in Texas, training courses, programs and classes for media sales training that will be offered around the such state to train new sales people. While there are any number of schools around the country training disc jockeys, to the Company's knowledge, there are no schools training radio sales people. In this fashion, ACE believes it can identify and train the most qualified sales people rather than rely strictly on currently available pools of sales people. Such programs, if implemented, are expected to generate tuition revenue on a shared basis between the Company and participating schools and provide interns for internal sales department utilization. The Company anticipates implementing this program at some point in the second year of its operations.

          Programming. Strong, consistent programming is important for the Company's success. The Company recognizes that issues related to questions of morality and decency receive more consideration in smaller markets than larger markets such as Dallas or Houston. Regardless of the format offered, the Company plans to take a relatively conservative approach to its programming by at least initially operating each acquired station with the format it is currently using since all acquisition targets are planned to be generating positive cash flow.

          Music for each format will be stored on hard drives inside computers located in the control rooms of each individual station. This music will be format specific to that particular station. A station that features country would have a Country music programming library on its hard drives.

          Each station will feature a live morning show. Depending on the needs of the market, this may be a one or two person show. In most markets, there will be a local newscaster for presenting local news, events, etc. These local air talents will also be responsible for local commercial production and public appearances.

          Each station's music programming computer will be wired to the Company's Satellite Network. which literally serves as a pipeline for sending specific programming and disc jockey patter to each individual station in the group. All music and programming logs will be sent directly to each station's programming computer from the flagship uplink site. When the live morning show is finished, the disc jockey merely has to flip a switch and the on-site music computer takes over the programming for unattended walk-away capabilities.

          The planned uplink site will provide the voice tracks to go with the music being played by the local music computers at each station. Instead of having a disc jockey actually sit in a control room for a full 4 or 6 hour airshift, the satellite disc jockey can pre-record a full 4 hour show in less than 30 minutes and send it on its way to the respective station receiving it. The on-site music computer will insert the actual recorded breaks by the disc jockey at the appropriate times.

          The capability exists of breaking into regular programming with any urgent weather forecast or breaking news story. The technology is now here to allow for a pre-recorded show to sound perfectly live - even down to actual time checks.

          Because of this system, the Company is planning for one "super staff" of announcers to be located at its uplink center capable of handling a variety of formats. Such staff of approximately 12 full-time announcers will be capable of producing formats ranging from country, adult contemporary, classic rock, contemporary hit radio and oldies. Depending on the mix of stations available for acquisition, a specific Hispanic (Tejano) format may also be available. These announcers will also be capable of producing all network commercials as well as local commercials for specific stations. It is believed such system will afford the Company the widest possible format range and allow it to seek out a number of available properties in its proposed markets.

          Broadcast Equipment. The Company plans to utilize the acquired stations' existing transmitters, audio chain equipment, and tower space wherever possible or feasible, based on the Company's initial due-diligence. The Company will upgrade particular station equipment on an as-needed basis. All other equipment required to network each station into headquarters will either be purchased or leased.

          To establish the in-house satellite network, the Company intends to install its satellite uplink/downlink systems at its planned flagship stations. The Company will then install satellite downlink systems at its other stations.


CAPITAL EXPENDITURES  -  BROADCAST EQUIPMENT

         To establish the satellite network connection, the following equipment will be required:

         The flagship satellite control center will require the following equipment:

          Description:                                         Approximate Cost:
          8-watt RF Transmit/Receive Unit.                          $ 21,500
          Digital Audio Codecs                                         8,000
          Channel Master TC/RC Antenna                                 3,495
          Variable Rate Modems                                         8,000
          Uplink Kit with Cable/Combiners                                695
          Uninterruptible Power Supply                                 1,795
          486-Notebook PC w/Pwr Control                                1,695

          Total                                                     $ 45,180

          Each receiving or satellite would have the capability of down-link receiving which includes the following equipment:

          Digital Audio Receiver                    $1,995
          1.8 M Receive-Only Antenna                   350
          PLL/LNB Downconverter                        350
          Total for each downlink                   $2,695

          Total Downlinks (4)                     $ 10,780

          Total Group Satellite Equipment         $ 55,960

          ACE proposes to purchase this equipment. The monthly satellite time fee for the satellite channel (24 hours a day/seven days a week) is expected to be approximately $3,040 a month or approximately $36,480 per year. This is the highest-powered KU band satellite feed available. The signal will be strong enough to resist rain fade and other weather conditions that can sometimes effect signal strength.

          Besides the hardware costs, the initial network investment costs would include:

          Lease Initiation Fee (estimated)        $  8,000
          Space Segment Initiation Fees             10,360
          Installation and Licensing Fees            5,000

          Total Network Up-Front Investment        $23,360

          ACE's satellite service connection will be provided by National Supervisory Network of Avon, Colorado which is nationally recognized as the leader in satellite technology and whose VSAT system has already been "road-tested" for several years, so the technology ACE will use is actually "off-the-shelf".

          Additionally, to bring each station on-line, with true compatibility, the following equipment would also be required:

     Control Room  Computerized  Operation  System  including  PC computer  with printer and hard drive music/commercial storage system.....$7,000

     Information-Line  Computer  that would  answer a special  phone line at the station for listeners and advertisers.....$600

     Bookkeeping Computer with printer that would handle all billing, traffic and payroll functions on a local level, tied by modem to ACE's computers at headquarters.....$600

     Dedicated-Use Sales Department computer with printer that would handle voice-mail capabilities and could be used simultaneously for creation of local sales presentations to advertisers.....$1,000

     Total extra equipment per station and/or market - $9,200

                                              DESCRIPTION OF PROPERTY

          The Company is newly organized and has only conducted organizational activities. As a result, the Company has acquired no property.

                                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          Since inception of the Transaction Company, the Company's President, Mr. Schult has loaned the Company approximately $6,140 pursuant to an oral agreement. This agreement generally provides for the repayment of the loan with interest at 10% per annum within twelve(12) months from the time of the loan to the Company. In the event the Company's receives the Maximum Proceeds, the Company may, in its discretion, repay the entire amount of such loan.


MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

          The Company is newly organized and this is the Company's initial public offering so there is currently no public trading market for the Company's common stock. The Company hopes to have the Company's common stock prices listed on the bulletin board maintained by the National Association of Securities
Dealers. To be eligible to have the Company's common stock quoted on the bulletin board, the Company will be required to be a "reporting company" a step the Company will attempt to accomplish after the effective date of this registration statement.

          None of the Company's common stock is subject to outstanding options or rules to purchase nor does the Company have any securities that are convertible into common stock of the Company. The Company has not agreed to register any stock of the Company for anyone nor does the Company presently have in effect employee stock options or benefit plan that would involve the issuing of additional shares of the common stock of the Company.

          Dain Schult, the President of the Company and Bob Ringle, the Vice President of the Company, collectively own 10,500 shares of the common stock of the Company. Messrs Schult and Ringle's common stock is "founder stock" and was issued to Messrs Schult and Ringle without registration under the Securities Act. Because the stock owned by Messrs Schult and Ringle is not registered, it is "restricted stock" within the meaning of Rule 144 under the Securities Act and may only be sold in accordance with the various rules and regulations of Rule 144. Specifically, after Mr. Schult and Ringle have held their common stock for a period of at least one year, Messrs Schult and Ringle could begin to sell part of their common stock. Generally speaking, the amount of stock that each of Messrs Schult and Ringle could sell could not exceed one percent (1%) of the outstanding common stock of the Company during any ninety (90) day period. If the maximum number of shares are sold under this offering, the total number of shares of common stock outstanding after the offering will be 20,500,000 shares. As a result, each of Messrs Schult and Ringle could sell up to 205,000 shares during any ninety (90) day period. Although neither of Messrs Schult or Ringle have any present intention to sell any of their shares, the sale of the large block of the Company's common stock could depress the per share price of the Company's common stock.

          Rule 144 is conditioned upon the Company making public certain information concerning the Company. Although the Company does not currently make information publically available that would allow the Company or Messrs Schult or Ringle to use Rule 144, the Company anticipates making such information available so that Messrs Schult and Ringle could sell the amount set forth in Rule 144.

Dividends

          The Company has never paid dividends and does not expect to declare any in the foreseeable future. Instead, the Company expects to retain all earnings for growth of the Company. Although the Company has no specific limitations on its ability to pay dividends, the corporate law of Nevada, the State under which the Company is organized, limits the ability to pay dividends to those instances in which the Company has earnings and profits. If the Company is unable to achieve earnings and profits in a sufficient amount to satisfy the statutory requirements of Nevada, no dividends will be made, even if the Board of Directors of the Company otherwise wanted to pay dividends. Investors should not purchase shares in this offering if their intent is to receive dividends.

                                               EXECUTIVE COMPENSATION

          The following table sets forth the compensation of the Company's two employees:

Name               Position                                        Annual Salary

Dain L. Schult     Chief Executive Officer, President, Chairman
                   Of the Board and Secretary                          $126,000
Robert E. Ringle   Vice President of Internet Operations
                   Director of Sales, Treasurer and Director           $115,000

          Mr. Schult is currently employed by the Company at an annual salary of $126,000 per annum pursuant to a three (3) year written employment agreement dated as of October 29, 1998. Mr. Schult's employment agreement generally provides for a monthly vehicle allowance of $500, for reimbursement of business related expenses, and for bonuses as may be determined in management's sole discretion.

          Mr. Ringle is currently employed by the Company at an annual salary of $115,000 per annum pursuant to a three (3) year written employment agreement dated as of October 29, 1998. Mr. Ringle's employment agreement generally provides for a monthly vehicle allowance of $500, for reimbursement of business related expenses, and for bonuses as may be determined in management's sole discretion.

          The Company does not presently have a stock option plan but intends to develop an incentive-based stock option plan for its officers and directors in the future and may reserve up to approximately ten (10%) percent of its then outstanding shares of Common Stock for such purpose.

                                                FINANCIAL STATEMENTS

The following are the financial statements of the Company, with independent auditor's report, for the period ending December 31, 1998.

                    American Communications Enterprises, Inc.
                        (A Development Stage Enterprise)

                                TABLE OF CONTENTS

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

Independent Auditors' Report                                                                                   F-2


Financial Statements as of and for the period October 29, 1998 (date of incorporation) to December 31, 1998:

    Balance Sheet                                                                                              F-3

    Statement of Operations                                                                                    F-4

    Statement of Stockholders' Deficit                                                                         F-5

    Statement of Cash Flows                                                                                    F-6

    Notes to Financial Statements                                                                              F-7


------------------------------------------------------------------------------------------------------------------------------------

            {Letterhead of BEARD NERTNEY KINGERY CROUSE & HOHL P.A.}



INDEPENDENT AUDITORS' REPORT


To the Board of Directors of American Communications Enterprises, Inc:

We have audited the accompanying balance sheet of American Communications Enterprises, Inc. (the "Company"), a development stage enterprise, as of December 31, 1998, and the related statements of operations, stockholders' deficit and cash flows for the period October 29, 1998 (date of incorporation) to December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and the disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1998, and the results of its operations and its cash flows for the period October 29, 1998, (date of incorporation) to December 31, 1998 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note B to the financial statements, the Company is experiencing difficulty in generating sufficient cash flow to meet its financing needs. This factor, along with its negative working capital and deficit positions, raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to this matter are also described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                     BEARD NERTNEY KINGERY CROUSE & HOHL P.A.

January 25, 1999

                                    American Communications Enterprises, Inc.
                                         (A Development Stage Enterprise)

                                       BALANCE SHEET AS OF DECEMBER 31, 1998




             TOTAL ASSETS                                                             $           0
                                                                                      ==============


             LIABILITIES AND STOCKHOLDERS' DEFICIT

             CURRENT LIABILITIES:
                 Accrued payroll                                                      $      64,590
                 Advances from shareholder                                                    6,140
                                                                                         -----------

                    Total liabilities                                                        70,730
                                                                                         -----------

             STOCKHOLDERS' DEFICIT:
                 Common stock - no par value: 30,000,000 shares
                   authorized; 10,500,000 shares issued and outstanding                         100
                 Deficit accumulated during the development stage                           (70,830)
                                                                                      --------------

                     Total stockholders' deficit                                            (70,730)
                                                                                      --------------

             TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                              $           0
                                                                                      ==============


























             SEE NOTES TO FINANCIAL STATEMENTS.

                                    American Communications Enterprises, Inc.
                                        (A Development Stage Enterprise)

                                             STATEMENT OF OPERATIONS
                         for the period October 29, 1998 (date of incorporation)
                                             to December 31, 1998



             EXPENSES:
               Salary                                                                 $      60,000
               Payroll taxes                                                                  4,590
               Office expense                                                                 2,451
               Travel and lodging                                                             2,062
               Organization costs                                                               606
               Meals & entertainment                                                            716
               Telephone & internet                                                             405
                                                                                         -----------

             NET LOSS                                                                 $      70,830
                                                                                      ==============

             NET LOSS PER SHARE                                                       $        0.01
                                                                                      ==============








             SEE NOTES TO FINANCIAL STATEMENTS.

                    American Communications Enterprises, Inc.
                        (A Development Stage Enterprise)

                       STATEMENT OF STOCKHOLDERS' DEFICIT
             for the period October 29, 1998 (date of incorporation)
                              to December 31, 1998



                                                                                                  Deficit
                                                                                                Accumulated
                                                                                                During the
                                                                    Common Stock                Development
                                                               Shares             Value           Stage            Total
                                                           ---------------      ----------     ------------      ----------

                     Balances, October 29, 1998
                       (date of incorporation)                          0     $         0    $           0     $         0

                     Proceeds from the issuance
                       of common stock                         10,500,000             100                              100

                     Net loss for the period,
                       October 29, 1998
                       (date of incorporation)
                       to December 31, 1998                                                        (70,830)        (70,830)
                                                           ---------------   -------------  ---------------    ------------

                     Balances December 31, 1998                10,500,000     $       100    $     (70,830)    $   (70,730)
                                                           ===============   =============  ===============    ============




 SEE NOTES TO FINANCIAL STATEMENTS.

                    American Communications Enterprises, Inc.
                        (A Development Stage Enterprise)

                             STATEMENT OF CASH FLOWS
             for the period October 29, 1998 (date of incorporation)
                              to December 31, 1998




             CASH FLOWS FROM OPERATING ACTIVITIES:
                 Net loss                                                              $    (70,830)
                 Adjustments to reconcile net loss to net cash
                    used in operating activities - increase in accrued
                    payroll                                                                  64,590
                                                                                      --------------
             NET CASH USED IN OPERATING ACTIVITIES                                           (6,240)
                                                                                      --------------

             CASH FLOWS FROM FINANCING ACTIVITIES:
                 Advances from shareholder                                                    6,140
                 Proceeds from the issuance of common stock                                     100
                                                                                      --------------
             CASH PROVIDED BY FINANCING ACTIVITIES                                            6,240
                                                                                      --------------

             NET INCREASE IN CASH AND CASH EQUIVALENTS                                            0

             CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                       0
                                                                                       -------------
             CASH AND CASH EQUIVALENTS, END OF PERIOD                                  $          0
                                                                                      ==============


             SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

                 Interest paid                                                        $           0
                                                                                      ==============

                 Taxes paid                                                           $           0
                                                                                      ==============




             SEE NOTES TO FINANCIAL STATEMENTS.

                    American Communications Enterprises, Inc.
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS




NOTE A - FORMATION AND OPERATIONS OF THE COMPANY

American Communications Enterprises, Inc. (the "Company") was incorporated under the laws of the state of Nevada on October 29, 1998. The Company is considered to be in the development stage, as defined in Financial Accounting Standards Board Statement No. 7. The Company intends to purchase and operate radio stations throughout the United States. The planned principal operations of the Company have not commenced, therefore accounting policies and procedures have not yet been established.

NOTE B - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has an accumulated deficit and negative working capital position of $70,730 as of December 31, 1998, and accordingly its ability to continue as a going concern is dependent on obtaining capital and financing for its planned principal operations. The Company plans to secure financing for its acquisition strategy through the sale of its common stock (see Note D) and issuance of debt. However, there is no assurance that they will be successful in their efforts to raise capital. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE C - RELATED PARTY TRANSACTION

The Company's president, who is also a shareholder, has advanced $6,140 to the Company. As of December 31, 1998 the Company had not repaid any of the advances, which are unsecured, non-interest bearing and due on demand.

NOTE D - PROPOSED COMMON STOCK OFFERING

During the first quarter of 1999, the Company intends to file a registration statement for the sale of up to 10,000,000 shares of the Company's common stock at $0.05 per share. The existing shareholders do not intend to offer any shares for sale. The offering is on a best efforts, no minimum basis, and any proceeds will be used to finance the Company's acquisition strategy as well as provide working capital.

                          PART II - INFORMATION NOT REQUIRED IN PROSPECTUS


                                     INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article V of the Bylaws of the Company provides that the Company shall indemnify its officer or directors against expenses incurred in connection with the defense of any action in which they are made parties by reason of being officers or directors of the Company, except in relation to matters as to which such director or officer shall be adjudged in such action to be liable for negligence or misconduct in the performance of his duty. An officer or director of the Company could take the position that this duty on behalf of the Company to indemnify the director or officer may include the duty to indemnify the officer or director for the violation of securities laws.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the Company's Articles of Incorporation, Bylaws, Nevada law or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or payed by a director, officer or controlling person of the Company and the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following is an itemized list of the estimate by the Company of the expenses of the offering:


         Type of Expense                             Amount

         Accounting Fees                            $  2,000.00

         Filing Fees                                $  1,500.00

         Attorneys Fees                              $35,000.00

         Transfer Agent Fees                        $  3,500.00

         Printing Costs                             $  3,000.00

         Standard & Poor Listing                    $  5,000.00

         TOTAL                                       $50,000.00

RECENT SALES OF UNREGISTERED SECURITIES

         On or about October29, 1998, the Company was incorporated under the laws of the State of Nevada. Effective as of October 29, 1998, the Company issued a total of 10,500,000 shares of its stock to the two founders of the Company, Dain L. Schult and Robert E. Ringle. The federal exemption the Company relied upon in issuing the securities was Section 4(2) of the Securities Act. The Section 4(2) exemption was available to the Company because the Company did not solicit any investment in the Company and instead simply issued shares to Messrs Schult and Ringle who are related to each other. In addition, given Messrs Schult and Ringle's involvement in the establishment of the Company, Messrs Schult and Ringle each had access to such information as he deemed necessary to fully evaluate an investment in the Company. In addition, the issuance of the shares of stock to Messrs Schult and Ringle was exempt under the laws of the State of Texas, the State in which both persons resided at the time of the commencement of the Company, pursuant to Section 5 I. (a) of the Texas Securities Act. Section 5 I. (a) of the Texas Securities Act provides that the provisions of the Texas Securities Act shall not apply to the sale of any security by the issuer thereof so long as the total number of security holders of the issuer thereof does not exceed thirty-five (35) persons after taking such sale into account; and such sale is made without any public solicitation or advertisements:

         The actual consideration paid for the shares issued to Messrs Schult and Ringle was $100 in cash. Because of the extremely limited nature of the transaction by which the shares were issued to Messrs Schult and Ringle, no underwriters were used.

EXHIBITS

         Attached to this registration are the exhibits required by Item 601 of Regulation S-B.


                                                   UNDERTAKINGS

         The Company does not presently anticipate using an underwriter in conducting this offering; if the company changes its plan and utilizes an underwriter, the Company will provide to the underwriter, at the closing specified in any underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the Company's Articles of Incorporation, Bylaws, Nevada law or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or payed by a director, officer or controlling person of the Company and the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Austin, State of Texas on February
         , 1999.

(Registrant)                           American Communications Enterprises, Inc.

By (Signature and Title):           ___________________________________
                                    Dain L. Schult, President


         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.



(Signature)       ______________________________
                  Dain L. Schult

(Title) President, Chief Executive Officer, Secretary, Chairman of the Board of Directors

(Date)                     February        , 1999




(Signature)       _______________________________
                  Robert E. Ringle

(Title)                    Vice President, Treasurer and Director

(Date)                     February         , 1999

Date Filed: February 8              , 1999                          SEC File No.










                                         SECURITIES AND EXCHANGE COMMISSION



                                               WASHINGTON, D.C. 20549








                                                      EXHIBITS

                                                         TO

                                               REGISTRATION STATEMENT

                                                    ON FORM SB-2

                                                        UNDER

                                             THE SECURITIES ACT OF 1933









                                      AMERICAN COMMUNICATION ENTERPRISES, INC.






(Consecutively numbered pages      through       of this Registration Statement)

                                                      INDEX TO EXHIBITS


    EXHIBIT NO.                SEC REFERENCE          TITLE OF DOCUMENT                             LOCATION
                                   NUMBER
---------------------- ------------------------------ --------------------------------------------- ------------------------

         1                           3                Charter and Bylaws                            This Filing
                                                                                                    Page
---------------------- ------------------------------ --------------------------------------------- ------------------------

         2                           5                Consent of Hoge, Evans, Holmes, Carter &      This Filing
                                                      Ledbetter, PLLC, Attorneys and Counselors     Page
                                                      at Law
---------------------- ------------------------------ --------------------------------------------- ------------------------

         3                          10                Employment Contract of Dain L. Schult         This Filing
                                                                                                    Page
---------------------- ------------------------------ --------------------------------------------- ------------------------

         4                          10                Employment Contract of Robert E. Ringle       This Filing
                                                                                                    Page
---------------------- ------------------------------ --------------------------------------------- ------------------------

         5                          23                Consent of Beard, Nertney, Kingery, Crouse    This Filing
                                                      & Hohl, P.A.                                  Page
---------------------- ------------------------------ --------------------------------------------- ------------------------

         6                          23                Consent of Hoge, Evans, Holmes, Carter &      This Filing
                                                      Ledbetter, PLLC, (See Exhibit 2)              Page
---------------------- ------------------------------ --------------------------------------------- ------------------------